1 Employment Agreement This Employment Agreement (the “Agreement”), entered into as of October 4, 2024 is made by and between Brendan Shanahan (the “Executive”), and GoHealth, Inc., a Delaware corporation and Norvax, LLC, a Delaware limited liability company (collectively “GoHealth” and, together with GoHealth and any of the Affiliates of GoHealth, Inc. and/or Norvax as may employ the Executive from time to time, and any successor(s) thereto, the “Company”). RECITALS WHEREAS, the Company desires to engage the Executive to perform services under the terms hereof; WHEREAS, the Executive desires to provide services to the Company on the terms herein provided; and WHEREAS, the Company and the Executive desire to have the Executive’s employment begin on October 14, 2024 (the “Effective Date”). AGREEMENT NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the respective covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the Effective Date, as follows: 1. Certain Definitions (a) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time. (b) “Agreement” shall have the meaning set forth in the preamble hereto. (c) “Annual Base Salary” shall have the meaning set forth in Section 3(a). (d) “Annual Bonus” shall have the meaning set forth in Section 3(b). (e) “Board” shall mean the Board of Directors of GoHealth, Inc., a Delaware corporation.

2 (f) The Company shall have “Cause” to terminate the Executive’s employment hereunder upon: (i)(A) the willful failure or refusal of the Executive to perform material responsibilities set forth herein (including Executive’s failure to devote time and attention to his duties hereunder or failure to regularly attend Board or office meetings); (B) the Executive’s willful failure to carry out, or comply with, in any material respect any lawful directive of the Board; (C) dishonesty by the Executive to the Board with respect to any material matter; (D) misappropriation of funds or property of the Company or any of its Affiliates by the Executive other than the occasional, customary and de minimis use of Company property for personal purposes; or (E) a breach by the Executive of this Agreement or other agreement with the Company (including, without limitation, the Restrictive Covenants Agreement); provided, in the case of each of the foregoing clauses (A)-(E), if the Board (excluding any Board member as to whom Cause is alleged to have occurred) determines reasonably and in good faith that such act can reasonably be cured, that the Company has provided 30 days’ prior written notice to the Executive of such conduct and the Executive has failed to cure such conduct within such 30 day period in the manner identified by the Board; (ii) the arrest or charging of the Executive for (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, and which is materially detrimental to the Company and its Affiliates (including material reputational harm); or (iii) the Executive’s engagement in on-the-job conduct that consists either of gross misconduct or a material violation of the Company or any of its Affiliates’ written code of ethics or Company policies, and which is materially detrimental to the Company and its Affiliates (including material reputational harm). (g) “Change of Control” shall have the meaning set forth in the 2020 Incentive Award Plan of the Company. (h) “Code” shall mean the Internal Revenue Code of 1986, as amended. (i) “Company” shall have the meaning set forth in the preamble hereto. (j) “Date of Termination” shall mean (i) if the Executive’s employment is terminated due to the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated due to the Executive’s Disability, the date determined pursuant to Section 4(a)(ii); or (iii) if the Executive’s employment is terminated pursuant to Section 4(a)(iii)- (vi) either the date indicated in the Notice of Termination or the date specified by the Company pursuant to Section 4(b), whichever is earlier. (k) “Disability” shall mean the Executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months. (l) “Effective Date” shall have the meaning set forth in the recitals hereto. (m) “Executive” shall have the meaning set forth in the preamble hereto.

3 (n) “Extension Term” shall have the meaning set forth in Section 2(b). (o) The Executive shall have “Good Reason” to terminate the Executive’s employment hereunder after the occurrence of one or more of the following conditions without the Executive’s consent: (A) a material adverse change in the Executive’s title, reporting relationship, authority or duties and responsibilities as of the Effective Date or an elimination of the Executive’s position; or (B) a material reduction in the Executive’s Base Salary or Annual Bonus opportunity, in either case not otherwise made on a substantially similar basis for senior Company executives generally. Executive’s employment with the Company may be terminated for Good Reason only if (1) Executive provides written notice to the Company of the occurrence of the Good Reason event (as described above) within 30 days after the Executive knows or reasonably should have known of the circumstances constituting Good Reason, (2) the Company fails to cure the circumstances constituting “Good Reason” within 30 days after such notice, and (3) Executive resigns within 30 days after the expiration of such 30-day cure period. For the avoidance of doubt, an initial public offering of common stock of the Company or any parent (direct or indirect) or other Affiliate of the Company shall not constitute Good Reason for purposes of this Agreement. (p) “Initial Term” shall have the meaning set forth in Section 2(b). (q) “Notice of Termination” shall have the meaning set forth in Section 4(b). (r) “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization or other entity of any nature. (s) “Release” shall have the meaning set forth in Section 5(b). (t) “Release Expiration Date” shall have the meaning set forth in Section 21(c). (u) “Restrictive Covenant Agreement” shall have the meaning set forth in Section 6. (v) “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. (w) “Severance Period” shall have the meaning set forth in Section 5(b). (x) “Term” shall have the meaning set forth in Section 2(b).

4 2. Employment (a) In General. Effective as of the Effective Date, the Company shall employ the Executive under this Agreement and the Executive shall remain in the employ of the Company under this Agreement, for the period set forth in Section 2(b), in the position set forth in Section 2(c), and upon the other terms and conditions herein provided. (b) Term of Employment. The initial term of employment under this Agreement (the “Initial Term”) shall be for the period beginning on the Effective Date and ending on the third anniversary thereof, unless earlier terminated as provided in Section 4. The Initial Term shall automatically be extended for successive one year periods (each, an “Extension Term” and, collectively with the Initial Term, the “Term”), unless either party hereto gives notice of non- extension of the Term to the other no later than ninety (90) days prior to the expiration of the then- applicable Term. For the avoidance of doubt, notice by the Executive of non-extension of the Term, without stated Good Reason and compliance with the notice, cure, and resignation requirements of the definition thereof, shall not constitute a resignation for Good Reason under Section 4(a)(v). For the further avoidance of doubt, notice by the Company of non-extension of the Term, without stated Cause and compliance with the notice and cure requirements of the definition thereof and subject to Section 4(b), shall constitute a termination without Cause under Section 4(a)(iv). (c) Position and Duties. During the Term, the Executive: (i) shall serve as the Chief Financial Officer of the Company, with responsibilities, duties and authority customary for such position, subject to direction by the Chief Executive Officer of the Company; (ii) shall report directly to the Chief Executive Officer of the Company; (iii) shall devote substantially all the Executive’s working time and efforts to the business and affairs of the Company and its Affiliates; (iv) agrees to observe and comply with the Company’s rules and policies as adopted by the Company from time to time. The parties acknowledge and agree that Executive’s duties, responsibilities and authority may include services for one or more Affiliates of the Company. (d) Remote Work. It is understood that Executive may work remotely from his home office, except that he is expected to work from the Company’s headquarters in Chicago, Illinois on an as-needed basis (as determined in the sole discretion of the Chief Executive Officer) up to 80% of any given workweek, and engage in Company travel on an as-needed basis. Remote work may be terminated if the Chief Executive Officer determines that termination is necessary due to changing business or organizational needs, or other mission/business reasons. The Company shall provide Executive with travel accommodations, which at Company’s sole discretion, may include use of a residence near the Company headquarters, subject to Executive agreeing to a form agreement in substantially the same form as Company’s standard Housing and Travel Reimbursement Agreement.

5 3. Compensation and Related Matters (a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of $500,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to review by the Board in its sole discretion (the “Annual Base Salary”). (b) Bonus. With respect to each Company fiscal year that ends during the Term, the Executive will be eligible to receive a cash bonus (the “Annual Bonus”), which shall be payable based upon the attainment of individual and Company performance goals established by the Board in its sole discretion. Executive’s Annual Bonus shall be targeted at 80% of Executive’s Annual Base Salary (the “Annual Bonus Target”), and shall be payable, to the extent earned, on, or at such date as is determined by the Board within 120 days following, the last day of the fiscal year with respect to which it relates. Executive’s year-end bonus for fiscal year 2024 shall be prorated to the first day of the calendar quarter in which Executive begins his employment with Company, and such bonus shall be payable before April 30, 2025. Notwithstanding any other provision of this Section 3(b) and subject to Section 5(b), no bonus shall be payable with respect to any fiscal year unless the Executive remains continuously employed with the Company during the period beginning on the Effective Date and ending on the applicable bonus payment date. Additionally, Executive shall receive a one-time $50,000 signing bonus within thirty (30) days of the Effective Date. (c) Equity Awards. i. As an inducement material to the Executive’s agreement to enter into employment with the Company, the Company will grant to the Executive an equity award (the “Award”) under the Company’s 2021 Inducement Award Plan (the “Plan”) 150,000 shares of the Company’s Class A Common Stock, $0.0001 par value per share (“Common Stock”) as follows: a. Subject to approval of the Board or the Compensation Committee, the Company shall grant to the Executive equity-based compensation of 150,000 shares that will be granted in the form of a restricted stock unit award (the “RSU Award”). b. Subject to the Executive’s continued service with the Company through the applicable vesting date, each Award shall vest (and become exercisable, as applicable) with respect to one-third (1/3) of the shares underlying such Award, on each of the first three anniversaries of the Effective Date. The terms and conditions of each Award

6 shall be set forth in one or more separate award agreement(s) in a form(s) prescribed by the Company, to be entered into by the Company and the Executive (the “Award Agreements”). Except as otherwise specifically provided in this Agreement, each Award shall be governed in all respects by the terms of and conditions of the Company’s incentive award plan under which the Award is granted and the applicable Award Agreement. (d) Benefits. During the Term, the Executive shall be eligible to participate in employee benefit plans, programs and arrangements of the Company in accordance with their terms, as in effect from time to time, and as are generally provided by the Company to its senior executive officers. (e) Business Expenses. Except as otherwise stated in Paragraph 2(d), during the Term, the Company shall reimburse the Executive for all reasonable, documented, out-of- pocket travel and other business expenses incurred by the Executive in the performance of the Executive’s duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures. (f) Indemnification. During the Term and for so long thereafter as liability exists with regard to the Executive’s activities during the Term on behalf of the Company, the Company shall indemnify the Executive (other than in connection with the Executive’s gross negligence or willful misconduct) in accordance with the Company’s customary indemnification policies and procedures which are applicable to the Company’s officers and directors. 4. Termination. The Executive’s employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances: (a) Circumstances (i) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death. (ii) Disability. If the Executive incurs a Disability, the Company may give the Executive written notice of its intention to terminate the Executive’s employment. In that event, the Executive’s employment with the Company shall terminate, effective on the later of the thirtieth (30th) day after receipt of such notice by the Executive or the date specified in such notice; provided that within the thirty (30) day period following receipt of such notice, the Executive shall not have returned to full-time performance of the Executive’s duties hereunder. (iii) Termination for Cause. The Company may terminate the Executive’s employment for Cause.

7 (iv) Termination without Cause. The Company may terminate the Executive’s employment without Cause. (v) Resignation for Good Reason. The Executive may resign from the Executive’s employment for Good Reason. (vi) Resignation without Good Reason. The Executive may resign from the Executive’s employment without Good Reason. (b) Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive under this Section 4 (other than a termination pursuant to Section 4(a)(i) above) shall be communicated by a written notice to the other party hereto (a “Notice of Termination”): (i) indicating the specific termination provision in this Agreement relied upon, and (ii) specifying a Date of Termination which, if submitted by the Executive, shall be at least thirty (30) days following the date of such notice; provided, however, that a Notice of Termination delivered by the Company pursuant to Section 4(a)(ii) shall not be required to specify a Date of Termination, in which case the Date of Termination shall be determined pursuant to Section 4(a)(ii); and provided, further, that in the event that the Executive delivers a Notice of Termination to the Company, the Company may, in its sole discretion, accelerate the Date of Termination to any date that occurs following the date of Company’s receipt of such Notice of Termination (even if such date is prior to the date specified in such Notice of Termination). A Notice of Termination submitted by the Company (other than a Notice of Termination under Section 4(a)(ii)) may provide for a Date of Termination on the date the Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder. Notwithstanding the foregoing, a termination pursuant to Section 4(a)(iii) shall be deemed to occur if following Executive’s termination of employment for any reason the Company determines that circumstances existing prior to such termination would have entitled to the Company to terminate Executive’s employment pursuant to Section 4(a)(iii) (disregarding any applicable cure period). 5. Company Obligations Upon Termination of Employment (a) In General. Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive: (i) any portion of the Executive’s Annual Base Salary through the Date of Termination not theretofore paid, (ii) any expenses owed to the Executive under Section 3(e), (iii) any accrued but unused vacation pay owed to the Executive in accordance with applicable law, and (iv) any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements under Section 3(d), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements. Except as otherwise set forth in Section 5(b) below, the payments and benefits described in this Section 5(a) shall be

8 the only payments and benefits payable in the event of the Executive’s termination of employment for any reason. (b) Severance Payments. In the event of the Executive’s termination of employment by the Company without Cause pursuant to Section 4(a)(iv) or by the Executive for Good Reason pursuant to Section 4(a)(v), in addition to the payments and benefits described in Section 5(a) above, the Company shall, subject to Section 5(c) and Section 21 and subject to Executive’s execution and non-revocation of a waiver and release of claims agreement in the Company’s customary form (a “Release”), as of the Release Expiration Date, in accordance with Section 21(c): (i) Continue to pay the Executive’s Annual Base Salary during the period beginning on the Date of Termination and ending on the one (1) year anniversary of the Date of Termination (the “Severance Period”) in accordance with the Company’s regular payroll practice as of the Date of Termination. Notwithstanding the foregoing, in the event that within twelve (12) months of a Change of Control of the Company, the Executive is terminated by the Company without Cause pursuant to Section 4(a)(iv) or by the Executive for Good Reason pursuant to Section 4(a)(v) (a “Change of Control Termination”), then the Company shall continue to pay the Executive’s Annual Base Salary during the period beginning on the Date of Termination and ending on the two (2) year anniversary of the Date of Termination (the “Change of Control Severance Period”); and (ii) Pay (A) the Annual Bonus for any completed fiscal year as of the Date of Termination that has not yet been paid as of the Date of Termination (the “Prior Year Bonus”), if any, and (B) a pro-rated portion of the Annual Bonus for the year in which the Date of Termination occurs, with such proration being based on the number of full months for which the Executive was employed during such year prior to such Date of Termination (such pro-rated bonus, the “Pro-Rated Bonus” and, collectively with the Prior Year Bonus, the “Bonus Severance Payment”). Notwithstanding the foregoing, upon a Change of Control Termination, the Bonus Severance Payment shall instead be equal to the sum of (X) the Prior Year Bonus, if any, and (Y) the product of (I) two (2), multiplied by (II) the Pro-Rated Bonus. The bonuses described in this Section 5(b)(ii) shall be payable, to the extent earned, on, or at such date as is determined by the Board within 120 days following, the last day of the fiscal year with respect to which it relates, as set forth in Section 3(b). (iii) During the Severance Period or the Change of Control Severance Period, as applicable, if the Executive elects to continue coverage under the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continue coverage for the Executive and any eligible dependents under the Company group health benefit plans in which the Executive and any dependents were entitled to participate immediately prior to the Date of Termination. In the event Executive elects to continue with COBRA coverage, provided, that Employee timely submits to the Company evidence of Executive’s payments made to the COBRA

9 administrator, the Company will reimburse Executive for the Company’s share of the premiums associated therewith in an amount equal to what the Company pays for the health insurance premiums of other executive level employees at the Company. The COBRA health continuation period under Section 4980B of the Code shall run concurrently with the period of continued coverage set forth in this Section 5(b)(ii); provided, however, that in the event Employee obtains other employment that offers group health benefits, such continuation of COBRA coverage by the Company under this Section 5(b)(ii) shall immediately cease. (iv) After the first six (6) months of employment with Company, upon Executive’s involuntary termination Without Cause as defined in Paragraph 4 (iv) or upon Executive’s Resignation for Good Reason as defined in Paragraph 4 (v), any vesting event for any and all unvested Restricted Stock Units, Performance Stock Units, and/or options granted to the Executive that are scheduled to occur within twelve (12) months following Executive’s termination date shall still occur. However any and all Restricted Stock Units, Performance Stock Units, and/or options scheduled to vest after twelve (12) months following Executive’s termination date shall be forfeited. (c) Breach of Restrictive Covenant Agreement. Notwithstanding any other provision of this Agreement, no payment shall be made or benefit provided pursuant to Section 5(b) following the date Executive first violates the Restrictive Covenant Agreement and, in the event of such a violation, Executive shall repay to the Company any benefit provided pursuant to Section 5(b) within ninety (90) days of such violation. (d) Complete Severance. The provisions of this Section 5 shall supersede in their entirety any severance payment or benefit obligations to the Executive pursuant to the provisions in any severance plan, policy, program or other arrangement maintained by the Company. 6. Restrictive Covenant Agreement. The Executive acknowledges that Executive is, concurrently with the execution of this Agreement, entering into an agreement with the Company containing confidentiality, non-solicitation, non-competition, intellectual property assignment, and other protective covenants (the “Restrictive Covenant Agreement” attached hereto as Exhibit A) and that the Executive shall be bound by the terms and conditions of the Restrictive Covenant Agreement. 7. Injunctive Relief. The Executive recognizes and acknowledges that a breach of the covenants contained in the Restrictive Covenant Agreement will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that, in the event of a breach of any of the covenants contained in the Restrictive Covenant Agreement, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

10 8. Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its Affiliates. The Executive may not assign the Executive’s rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. 9. Governing Law; Venue. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Delaware, without giving effect to any principles of conflicts of law, whether of the State of Delaware or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement shall be brought exclusively in the Chancery Court of New Castle County, Delaware or the federal courts of the United States of America for the District of Delaware, unless the parties to any such action or dispute mutually agree to waive this provision. By execution and delivery of this Agreement, each of the parties hereto irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized express carrier or delivery service, to the applicable party at his, her or its address referred to herein. Each of the parties hereto irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue of any of the aforementioned actions or proceedings arising out of or in connection with this Agreement, or any related agreement, certificate or instrument referred to above, brought in the courts referred to above and hereby further irrevocably waives and agrees, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. 10. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. 11. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party hereto shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, to the following address (or at any other address as any party hereto shall have specified by notice in writing to the other party hereto): (a) If to the Company: Norvax, LLC 222 W. Merchandise Mart Plaza

11 Suite 1750 Chicago, Illinois 60654 Attention: Chief Legal Officer or General Counsel Copy to: Norvax, LLC 222 W. Merchandise Mart Plaza Suite 1750 Chicago, Illinois 60654 Attention: Chief Executive Officer (b) If to the Executive, at the address set forth on the signature page hereto. 12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. 13. Entire Agreement. The terms of this Agreement (together with any other agreements and instruments contemplated hereby or referred to herein, including, without limitation, the Restrictive Covenant Agreement attached hereto as Exhibit A) is intended by the parties hereto to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties hereto further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. 14. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of Norvax and approved by the Board, which expressly identifies the amended provision of this Agreement. By an instrument in writing similarly executed and approved by the Board, the Executive or a duly authorized officer of Norvax may waive compliance by the other party or parties hereto with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure to comply or perform. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. 15. No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

12 16. Construction. This Agreement shall be deemed drafted equally by both of the parties hereto. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party hereto shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) ”includes” and “including” are each “without limitation”; (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Persons referred to may require. 17. Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. 18. Withholding. The Company and its Affiliates shall be entitled to withhold from any amounts payable under this Agreement, any federal, state, local or foreign withholding or other taxes or charges which the Company or any of its Affiliates is required to withhold. The Company and its Affiliates shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise. 19. Absence of Conflicts; Executive Acknowledgement; Confidentiality. The Executive hereby represents that from and after the Effective Date the performance of the Executive’s duties hereunder will not breach any other agreement to which the Executive is a party. The Executive acknowledges that the Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company or any of its Affiliates other than those contained in writing herein, and has entered into this Agreement freely based on the Executive’s own judgment. The Executive agrees not to disclose the terms or existence of this Agreement to any Person unless the Company agrees to such disclosure in advance and in writing; provided that the Executive may, without such permission, make such disclosures as are required by applicable law, including disclosures to taxing agencies, and disclose the terms of this Agreement to the Executive’s attorney(s), accountant(s), tax advisor(s), and other professional service provider(s), and to members of the Executive’s immediate family, as reasonably necessary; provided, further, that the Executive instructs such

13 Person(s) that the terms of this Agreement are strictly confidential and are not to be revealed to anyone else except as required by applicable law. 20. Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued prior to such expiration or termination (including, without limitation, pursuant to the provisions of the Restrictive Covenant Agreement attached hereto as Exhibit A). 21. Section 409A. (a) General. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to Executive under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify Executive for failure to do so) to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Executive or any other individual to the Company or any of its Affiliates, employees or agents. (b) Separation from Service under Section 409A. Notwithstanding any provision to the contrary in this Agreement: (i) no amount shall be payable pursuant to Section 5(b) unless the termination of Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; (ii) for purposes of Section 409A, Executive’s right to receive installment payments pursuant to Section 5(b) shall be treated as a right to receive a series of separate and distinct payments; and (iii) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in- kind benefits provided in any other year. Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which the Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Executive’s termination benefits shall not be

14 provided to the Executive prior to the earlier of (x) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (y) the date of the Executive’s death; upon the earlier of such dates, all payments deferred pursuant to this sentence shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. (c) Release. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments of “nonqualified deferred compensation” (within the meaning of Section 409A) due under this Agreement as a result of Executive’s termination of employment are subject to Executive’s execution and delivery of a Release, (i) the Release shall be reasonable and drafted in good faith, (ii) the Company shall deliver the Release to Executive within ten (10) business days following the Date of Termination, and the Company’s failure to deliver a Release prior to the expiration of such ten (10) business day period shall constitute a waiver of any requirement to execute a Release, (iii) if Executive fails to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revokes his acceptance of the Release thereafter, Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release, and (iv) in any case where the Date of Termination and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Executive that are conditioned on the Release and are treated as nonqualified deferred compensation for purposes of Section 409A shall be made in the later taxable year. For purposes of this Section 21(c), “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release to Executive, or, in the event that Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date. To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of Executive’s termination of employment are delayed pursuant to Section 5(b) and this Section 21(c), such amounts shall be paid in a lump sum on the first payroll date following the date that Executive executes and does not revoke the Release (and the applicable revocation period has expired) or, in the case of any payments subject to Section 21(c)(iv), on the first payroll period to occur in the subsequent taxable year, if later. 22. Compensation Recovery Policy. The Executive acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, and any rules and regulations promulgated thereunder, he shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy). 23. Whistleblower Protection and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities

15 Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (a) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written. NORVAX, LLC By: Name: Vijay Kotte Title: Chief Executive Officer EXECUTIVE By: Brendan Shanahan /s/ Vijay Kotte /s/ Brendan Shanahan

Docusign Envelope ID: A1D2B0D4-DB58-4D61-9071-3D1A0B9D2BDD 1 EXHIBIT A RESTRICTIVE COVENANTS AGREEMENT THIS RESTRICTIVE COVENANTS AGREEMENT (“Agreement”), entered into as of October 4, 2024 is made by and between Brendan Shanahan (the “Executive”) a resident of the State of Connecticut, and Norvax, LLC, a Delaware limited liability company (“Norvax” or “GoHealth” and, together with GoHealth, Inc. and any of the Affiliates of Norvax as may employ the Executive from time to time, and any successor(s) thereto, the “Company”). RECITALS A. The Company and the Executive have entered into that certain Employment Agreement dated the date hereof (the “Employment Agreement”). B. The Executive possesses extensive knowledge and experience regarding the business of the Company and shall benefit from the Employment Agreement. AGREEMENT NOW, THEREFORE, for good and valuable consideration, which includes the Company’s agreement to employ or continue to employ Executive under the Employment Agreement and all payments and benefits available to Executive under the Employment Agreement, and in specific consideration for the Company’s agreement to provide the bonus payments set forth in the Employment Agreement, which Executive acknowledges and agrees is valid and sufficient consideration for the following covenants in this Agreement, the parties hereto agree as follows: 1. Confidential Information; Non-Disclosure. a. Non-Use and Non-Disclosure of Confidential Information. Executive acknowledges that Executive currently holds and has access to proprietary and confidential information of the Company and its subsidiaries. Executive hereby covenants and agrees that neither Executive nor any of Executive's Affiliates (as hereinafter defined) will, at any time, divulge, furnish or make accessible to anyone or use in any way other than in the ordinary course of the business of the Company or its subsidiaries, any confidential, proprietary or secret knowledge or information of the Company that Executive has acquired or shall acquire about the Company or its subsidiaries, whether developed by Executive or by others, including, without limitation, knowledge or information concerning (i) any trade secrets, (ii) any confidential, proprietary or secret designs, programs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or its subsidiaries, (iii) any customer or supplier lists, (iv) any confidential, proprietary or secret development or research work, (v) any strategic or other business, marketing or sales plans, (vi) any financial data or plans, or (vii) any other confidential or proprietary information or secret aspects of the business of the Company or its subsidiaries. Executive acknowledges that the above-described knowledge and information constitutes a unique and valuable asset of the

Docusign Envelope ID: A1D2B0D4-DB58-4D61-9071-3D1A0B9D2BDD A-2 Company and its subsidiaries and represents a substantial investment of time and expense by the Company and its subsidiaries, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company or its subsidiaries would be wrongful and may cause irreparable harm to the Company and its subsidiaries (“Confidential Information”). Executive shall take reasonable steps to protect the confidentiality of all Confidential Information. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known, other than as a result of the breach of this Agreement, (ii) is independently made available to Executive in good faith by a third party who has not violated a confidential relationship with the Company or any of its subsidiaries, or (iii) is required to be disclosed by law or legal process. Executive understands and agrees that his obligations under this Agreement to maintain the confidentiality of the Company's and its subsidiaries' Confidential Information are in addition to any obligations of Executive under applicable statutory or common law. For purposes of this Agreement, "Affiliate" shall mean any person or entity directly or indirectly controlled by the Executive. b. Company Property. As between the Company and Executive, all Confidential Information will remain the exclusive property of the Company, including, but not limited to, all financial, commercial, operational, technical or business information or data received, obtained, or prepared by Executive in connection with Executive’s employment or engagement and concerning the Company’s business, and all copies and abstracts thereof. Upon the termination of Executive’s employment or engagement with the Company for any reason, Executive will not retain, take, remove, or copy any such property of the Company or any materials containing any Confidential Information whatsoever, and Executive will promptly return all such property and materials to the Company no later than Executive’s termination date or earlier upon the Company’s request. c. Exceptions; Notice of Legal Obligation to Disclose. Nothing in this Agreement prohibits Executive from filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or otherwise cooperating with any governmental agency or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Further, nothing herein prevents Executive from disclosing Confidential Information if and to the extent required pursuant to any valid subpoena, court order, or other legal obligation; provided, however, Executive agrees to provide prompt written notice of any such subpoena, court order, or other legal obligation prior to disclosing any Confidential Information (unless such notice to the Company is prohibited by applicable law), enclosing a copy of the subpoena, court order or other documents describing the legal obligation. In the event that the Company objects to the disclosure of Confidential Information, by way of a motion to quash or otherwise, Executive agrees to not disclose any Confidential Information while any such objection is pending. d. Defend Trade Secrets Act Disclaimer. In compliance with the requirements of the Defend Trade Secrets Act, Executive understands that: (i) Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii)

Docusign Envelope ID: A1D2B0D4-DB58-4D61-9071-3D1A0B9D2BDD A-3 Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Executive files a lawsuit for retaliation by Company for reporting a suspected violation of law, Executive may disclose trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. 2. Noncompetition and Nonsolicitation Covenants. a. Agreement Not to Compete. Except for Executive's direct and indirect ownership of the Company, for a period starting as of the date hereof and ending on such date which is one (1) year after Executive’s Date of Termination (as defined in the Employment Agreement) or, in the event of a Change of Control Termination (as defined in the Employment Agreement), such date which is two (2) years after Executive’s Date of Termination (the “Restricted Period”), Executive shall not, directly or indirectly, own, invest in, lend money to, acquire or hold any interest in, render services to, act as agent for, or otherwise engage in any business, in the United States or in any other location in which the Company is then doing business, that is competitive with any business conducted by or under active consideration by the Company or its subsidiaries at any time during the period that the Executive is an employee, director or direct or indirect shareholder of the Company or any of its subsidiaries (the "Protected Business"), it being acknowledged by Executive that the Protected Business includes the design, sale, marketing, or distribution of the Company's and its subsidiaries' products and services. Ownership by Executive, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 2(a). b. Agreement Not to Solicit Employees. Executive represents and warrants that Executive has not, directly or indirectly, solicited for employment for any entity or person (other than for the Company) any current employee, consultant or other independent contractor of the Company. For the Restricted Period, Executive shall not, directly or indirectly, hire, engage, solicit or attempt to solicit any person who is then an employee, consultant or independent contractor of the Company or any subsidiary of the Company. c. Agreement Not to Solicit Others. Executive represents and warrants that Executive has not, directly or indirectly, solicited any customer, supplier, distributor or other business contact referred to below for the purposes set forth below (other than on behalf of the Company). For the Restricted Period, Executive shall not, directly or indirectly, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, (x) solicit or attempt to solicit any person or entity who was a customer of the Company during the last twelve (12) months immediately preceding the date hereof or is a customer of the Company or any subsidiary of the Company during the Restricted Period, for the purposes of selling, marketing or distributing products or services similar to the products or services designed, sold, marketed or distributed by the Company or any of its subsidiaries, and (y) solicit, request, advise or induce any supplier, distributor or other business contact of the Company or any subsidiary to cancel, curtail or

Docusign Envelope ID: A1D2B0D4-DB58-4D61-9071-3D1A0B9D2BDD A-4 otherwise adversely change its relationship with the Company or its subsidiaries as it relates, directly or indirectly, to the Protected Business. d. Acknowledgment. Executive hereby acknowledges that the provisions of this Section 2 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 2 by Executive may cause substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy therefor. e. Assistance is Prohibited. Executive further agrees that Executive will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 2 if such activity were carried out by Executive, directly or indirectly, or induce any employee, or former employee of the Company to carry out, directly or indirectly, any such activity. f. Blue Pencil Doctrine. If the duration of, the scope of or any business activity covered by any provision of this Section 2 is in excess of what is determined to be valid and enforceable under applicable law, such provision shall be construed to cover only that duration, scope or activity that is determined to be valid and enforceable. Executive hereby acknowledges that this Section 2 shall be given the construction which renders its provisions valid and enforceable to the maximum extent, snot exceeding its express terms, possible under applicable law. 3. Non-Disparagement. The Executive agrees not to disparage the Company, any of its products, services, or practices, or any of its directors, officers, agents, representatives, partners, members, equity holders, or affiliates, either orally or in writing, at any time; provided, that the Executive may confer in confidence with the Executive’s legal representatives and make truthful statements as required by law. 4. Ownership of Inventions. a. Inventions. Subject to the limitations in Section 4(c) below, the Company will own all rights, title and interest in and to (i) any invention, innovation, manufacturing process, trade secret, design, idea or improvement related, directly or indirectly, to the Company’s business, or any part thereof, and (ii) all copyrights, patents, trademarks and trade names which Executive develops or creates, in whole or in part in the course of Executive’s employment or engagement with the Company (referred to as “Inventions”). Subject to the limitations in Section 4(c) below, Executive will, and hereby does, assign to the Company, without requirement of further writing and without royalty or any other further consideration, my entire right, title and interest throughout the world in and to all Inventions created, conceived, made, developed, and/or reduced to practice by Executive in the course of Executive’s employment or engagement with the Company and all intellectual property rights therein. Executive will promptly tell the Company about and give the Company all information relating to any such Inventions. Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of Executive’s employment or engagement with the Company and which are eligible for copyright protection are “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). Executive hereby waives,

Docusign Envelope ID: A1D2B0D4-DB58-4D61-9071-3D1A0B9D2BDD A-5 and agrees to waive, any moral rights Executive may have in any copyrightable work Executive creates or has created on behalf of the Company. Executive will make and maintain adequate and current written records of all Inventions covered by this Section 4(a). These records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, notebooks and any other format. These records shall be and remain the property of the Company at all times and shall be made available to the Company at all times. b. Cooperation. Executive will cooperate with the Company in obtaining, maintaining and enforcing copyright, patent, trademark or other relevant protections for Inventions covered by Section 4(a), including executing such documents as the Company may request as necessary for such protection. c. Executive Inventions. Executive acknowledges that the Company will not own, and the assignment of Inventions set forth in Section 4(a) above does not apply to, Inventions for which no equipment, supplies, facility, or trade secret information of Company were used and which was developed entirely on Executive’s own time (“Executive Inventions”), unless (i) the Invention relates (a) to the Company’s business or (b) to the Company’s actual or demonstrably anticipated research or development, or (ii) the Invention results from any work performed by Executive for the Company. If Executive believes an Invention qualifies as an Executive Invention, Executive will provide the Company at the time of creation written evidence to substantiate such belief. If Executive incorporates any Executive Inventions or portions thereof into any Inventions created or developed for the Company, Executive hereby grants the Company a perpetual, irrevocable, royalty-free, transferable license to copy, modify, prepare derivative works of, use, perform, and display such Executive Invention solely in connection with the Invention. 5. Enforcement. Executive hereby specifically acknowledges and agrees that the scope of the restrictions set forth in this Agreement is reasonable and necessary to ensure that the Company receives the value of the Employment Agreement and that violation of this Agreement will harm the Company to such an extent that monetary damages alone would be an inadequate remedy. Therefore, in the event of any violation by Executive or any Affiliate: a. the Company (in addition to all other remedies the Company may have) shall be entitled to a temporary restraining order, injunction and other equitable relief (without posting any bond or other security) restraining the violator from committing or continuing such violation, b. in the case of any violation of Section 2 hereof, as determined by a final judgment of court of competent jurisdiction, the duration of the non-compete period referred to therein shall be extended beyond its then-scheduled termination date for a period equal to the duration of the violation, and c. in the event that the Company must enforce this Agreement pursuant to this Section 5, the Company shall be entitled to recover from Executive its reasonable costs associated therewith, including all reasonable attorneys' and court fees.

Docusign Envelope ID: A1D2B0D4-DB58-4D61-9071-3D1A0B9D2BDD A-6 6. Use of Name. Neither Executive nor any Affiliate shall use the name "GoHealth," any variants thereof, or any confusingly similar name, in any business (other than the Company) in which any of them is associated as shareholder, investor, lender, partner, co- venturer, co-marketer, sole proprietor, director, officer, employee, agent, consultant, independent contractor or in any other capacity. 7. No Violation of Other Agreements. Executive hereby represents and agrees that neither (a) Executive's entering into this Agreement nor (b) Executive's carrying out the provisions of this Agreement, will violate any other agreement (oral, written or other) to which Executive is a party or by which Executive is bound. 8. At-Will Employment; No Contract of Employment. Nothing herein shall be deemed to create a contract of employment for any term. Executive acknowledges and agrees that Executive’s employment with the Company is and shall remain at all times at will, unless otherwise specified by the Employment Agreement. 9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Executive, the Company and their respective heirs, personal representatives, successors and assigns (including without limitation any assignee of substantially all of the assets of the Company); provided, however, that this Agreement may not be assigned by Executive. 10. Complete Agreement. This Agreement contains the complete agreement between the parties hereto with respect to the matters covered herein, and supersedes all prior agreements and understandings between the parties hereto with respect to such matters. This Agreement may be amended, terminated or superseded only by an agreement in writing executed by both parties hereto. 11. Partial Invalidity. If any covenant or other provision of this Agreement is deemed invalid, illegal or incapable of being enforced by reason of any rule of law or of any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein. 12. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. 13. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall constitute but one instrument. 14. Headings. The headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

Docusign Envelope ID: A1D2B0D4-DB58-4D61-9071-3D1A0B9D2BDD A-7 15. Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing delivered personally or sent by registered or certified mail, postage prepaid, as follows: If to the Company: Norvax, LLC 222 W. Merchandise Mart Plaza Suite 1750 Chicago, Illinois 60654 If to Executive: To the address set forth on the Executive’s signature page of the Employment Agreement 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule, whether of the State of Delaware or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Delaware. 17. Action of Affiliates. Executive shall cause his Affiliates not to take any action that is prohibited to be taken by such Affiliates under the terms of this Agreement. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. NORVAX LLC By: Name: Vijay Kotte Its: Chief Executive Officer EXECUTIVE Brendan Shanahan /s/ Vijay Kotte /s/ Brendan Shanahan